EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 of Petro Resources Corporation of our report dated March 1, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Farber Hass Hurley & McEwen, LLP

Granada Hills, California
June 7, 2006